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                                                                       EXHIBIT 1

                  This Exhibit 1 to Amendment No. 3 to Schedule 13D is filed pursuant to the requirements of Rule 13d(1)(f)(1)(iii). The undersigned hereby agree that Amendment No. 3 to Schedule 13D, to which this Exhibit 1 is attached, is filed on behalf of each of the undersigned.

                         KEITHLEY INVESTMENT CO. LIMITED
                         PARTNERSHIP, an Ohio limited partnership



                         By: /s/  Joseph P. Keithley
                             ---------------------------------------------
                             Joseph P. Keithley, its sole general partner


                         KEITHLEY MANAGEMENT CO. LIMITED
                         PARTNERSHIP, an Ohio limited partnership



                         By: /s/ Joseph P. Keithley
                             ---------------------------------------------
                             Joseph P. Keithley, its sole general partner




                                        /s/ Joseph P. Keithley
                         --------------------------------------------------
                                            Joseph P. Keithley